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                                                                      EXHIBIT 21

MPW INDUSTRIAL SERVICES GROUP, INC.
LIST OF SUBSIDIARIES

                                                                 JURISDICTION OF
NAME                                                              ORGANIZATION
                                                                 ---------------

Aquatech Environmental, Inc.                                        Michigan

MPW Industrial Cleaning Corp.                                         Ohio

MPW Industrial Services of Indiana, LLC                             Indiana

MPW Industrial Services, Inc.                                         Ohio

MPW Management Services Corp.                                         Ohio

MPW Container Management Corp.                                        Ohio

MPW Container Management Corp. of Michigan                          Michigan

MPW Industrial Services, Ltd.                                        Canada

MPW Industrial Water Services,  Inc.                                  Ohio